Exhibit 99.1

PRESS RELEASE

Agile Software Corporation
6373 San Ignacio Avenue San Jose, CA 95119
Voice: (408) 284-4000
Fax: (408) 284-4002

Media Contact
Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
408-284-4048

Agile Announces Status of Form 10-K for Fiscal 2006, Receipt of Delisting Notice from NASDAQ and Preliminary Results for First Quarter of Fiscal 2007

San Jose, CA—August 2, 2006— Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced that it is not yet in a position to file its Annual Report on Form 10-K for its fiscal year ended April 30, 2006 (“Fiscal 2006”) because the review by Agile’s Audit Committee of transactions entered into by its Taiwan sales office, as discussed in a Form 8-K filed by Agile on July 14, 2006, is not yet completed.

Until the Audit Committee’s review is complete, Agile will not be able to complete the preparation of the Company’s consolidated financial statements as of and for Fiscal 2006, or its assessment of the effectiveness of the Company’s internal control over financial reporting, which are necessary to complete and file its Form 10-K for Fiscal 2006. The Company currently cannot estimate when it may file its Form 10-K, but will do so as soon as practicable following completion of the Audit Committee’s review. On May 25, 2006, the Company issued a press release reporting its results for the year ended April 30, 2006, a copy of which was furnished with a Form 8-K filed by Agile on May 25, 2006. Until completion of the Audit Committee’s review, however, the Company cannot be certain that these reported results will not change as a result of the review.

As a result of Agile’s inability to file its Annual Report on Form 10-K, the Company received a letter from NASDAQ, dated August 1, 2006, stating that the NASDAQ Staff had determined, based on Marketplace Rule 4310 (c)(14), that Agile is subject to having its stock delisted from the NASDAQ Global Market. Agile plans to request a hearing before a NASDAQ Listing Qualifications Panel to review the NASDAQ Staff determination on its continued listing, which will result in NASDAQ providing Agile with notice of a hearing at which the Panel will consider whether such delisting is appropriate. Such hearing is not expected to occur before early September 2006. In the event Agile files its Form 10-K for Fiscal 2006 before the hearing date, it is expected that the hearing will be cancelled, and any notice of delisting will be withdrawn, by NASDAQ.

Agile also announced preliminary results for its first quarter ended July 31, 2006, subject to customary close and review procedures. Before taking into account the potential impact of the review of transactions entered into by its Taiwan sales office on the results for the quarter, Agile expects total revenue for the first quarter to be in the range of $30 million to $30.5 million, below the range of $32.5 million to $33.5 million for the quarter discussed in Agile’s Fiscal 2006 earnings release conference call held on May 25, 2006. Non-GAAP net loss per share for the first quarter (before taking into account the potential impact of the results of the review of its Taiwan sales office) is expected to be in the range of $(.03) to $(.04) (or $(.10) to $(.11) per share on a generally accepted accounting principles (GAAP) basis), below the non-GAAP earnings per share estimate in the range of $.01 to break-even for the quarter provided by Agile in that conference call. Non-GAAP net loss per share for the first quarter excludes from the GAAP results stock compensation, acquisition-related amortization of intangible assets and acquired in–process research and development.

Non-GAAP Financial Measure

In addition to reporting our preliminary estimate of financial results in accordance with generally accepted accounting principles, or GAAP, we are also providing with this press release non-GAAP net loss per share information. In preparing our non-GAAP information, we have excluded stock compensation, acquisition-related amortization of intangible assets and acquired in-process research and development, all non-cash charges. Because of the non-recurring or infrequent nature and/or non-cash nature of these charges, we believe that excluding them provides both management and investors with additional insight into our current operations, the trends affecting the Company and the Company’s marketplace performance. In particular, management finds it useful to exclude the non-cash charges in order to more readily correlate the Company’s operating activities with the Company’s ability to generate cash from operations, and excludes the non-recurring and infrequently incurred cash items as a means of more accurately predicting liquidity requirements. Accordingly, management uses these non-GAAP measures, along with the comparable GAAP information, in evaluating our historical performance and in planning our future business activities. Please note that our non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information we present should be considered in conjunction with, and not as a substitute for, our financial information presented in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements”, as defined under securities laws, including statements relating to the potential outcome of the delisting notice the Company received from NASDAQ and the range of its total revenues and earnings per share (both GAAP and pro-forma) for its first quarter ended July 31, 2006. Actual results may differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause our actual results to differ include, but are not limited to: the possibility that, upon completing the preparation and review of its financial statements for its first quarter, the Company’s total revenues and earnings per share (both GAAP and pro-forma) will fall outside of the presently expected ranges; the possibility that NASDAQ will not withdraw its delisting notice upon the Company filing its Form 10K; and the impact, on such expectations, of the other risk factors detailed in the Company’s filings with the Securities and Exchange Commission. For additional information regarding the risks inherent in our business, please see “Risk Factors” included in our Annual Report on Form 10-K for the year ended April 30, 2005, and in our Quarterly Report on Form 10-Q for the quarter ended January 31, 2006, as filed with the Securities and Exchange Commission. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances after the date hereof as a result of new information, future events or otherwise.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Bayer, Dell Inc., Flextronics International, Foxconn, Harris, Hitachi, Leapfrog, Lockheed Martin, Magna Steyr, Playtex, Siemens, Quanta, QUALCOMM and ZF are among the over 10,000 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have licensed Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

Agile, Agile Software and the Agile logo are registered trademarks and Agile On Demand, Agile Advantage, Agile Product Collaboration, Agile Product Cost Management, Agile Product Governance & Compliance, Agile Product Service & Improvement, Agile Product Quality Management, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Interchange and AgileMD are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.